UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2007

RURAL/METRO CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via De Ventura Scottsdale, Arizona	85258
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 994-3886

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 31, 2007, Rural/Metro Corporation (the “Company”) issued a press release including limited preliminary unaudited financial information relating to the quarter ended June 30, 2007. The full text of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 2.02 by reference. The press release contains forward-looking statements regarding the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (b) Pursuant to notice given July 30, 2007, we have agreed to terminate the employment of Barry D. Landon, Senior Vice President, pursuant to Section 5(b) – Termination Without Cause – of his employment agreement. This contract was filed with the Securities and Exchange Commission as Exhibit 10.2 to our Report on Form 8-K dated March 21, 2005.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated July 31, 2007

The information in Item 2.02 of this Form 8-K, including the exhibit, shall not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION
Date: July 31, 2007	By:	/s/ Jack Brucker
Jack Brucker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated July 31, 2007